_______________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)                 March 10, 1994

Commission File Number Number 0-16839

                           PEOPLES FIRST CORPORATION
            (Exact name of registrant as specified in its charter)

          Kentucky                                               61-1023747
(State or other jurisdiction of                               (I R S Employer
 incorporation or organization)                             Identification No.)

100 South Fourth Street
Paducah, Kentucky                                                    42002-2200
(Address of principal exective offices)                              (Zip Code)

Registrant's telephone number, including area code:              (502) 441-1200


























______________________________________________________________________________1






Item 2.


ACQUISITION OR DISPOSTION OF ASSETS

The Merger (the Merger) of First Kentucky Bancorp, Inc. (Bancorp), the parent company of First Kentucky Federal Savings Bank (Bank), Central City, Kentucky, into Peoples First Acquisition Corporation (Subsidiary), a wholly-owned subsi-diary of Peoples First Corporation (PFC), became effective upon the filing of Articles of Merger with the Kentucky Secretary of State on March 10, 1994. In the Merger, the surviving Subsidiary, acquired all the assets and assumed all the liabilities of the Bancorp. At the time of the Merger, the principal asset of Bancorp was the stock of the Bank. At December 31, 1993, Bancorp had, on a consolidated basis, total assets of approximately $176.8 million, loans of approximately $78.3 million, deposits of approximately $160.8 million and net assets (stockholders' equity) of approximately $13.7 million.

PFC exchanged 930,000 shares of its common stock for all the outstanding shares of Bancorp. PFC's common stock is traded on the National Association of Secur-ities Dealers Automated Quotation System (NASDAQ) National Market System (NMS) under the symbol PFKY. The last trading price reported by NASDAQ on March 10, 1994, for PFKY was $27.00 per share. This business combination will be account-ed for as a pooling-of-interest. PFC will report the results of operations for 1994 as though Bancorp had been combined as of the beginning of 1994 and finan-cial statements for prior years will be restated on a combined basis to furnish comparative information.

Peoples First generally intends to continue to use the assets acquired in the Merger for the purpose of the general business conducted by a savings bank, their use immediately before the Merger.

Item 7.


FINANCIAL STATEMENTS AND EXHIBITS

Listed below are the financial statments, pro forma information and exhibits filed as a part of this report:

(a)  Financial statements of business acquired

     Audited balance sheets of First Kentucky Bancorp, Inc. and Subsidiary as of September 30, 1993 and 1992, and the related statements of income, share-holders' equity, and cash flows for the years then ended.

     Unaudited balance sheets of First Kentucky Bancorp, Inc. and Subsidiary as of December 31, 1993 and 1992, and the related statements of income and cash flows for the three months then ended.

(b)  Pro forma financial information

     Pro forma condensed combined balance sheet Peoples First Corporation and Subsidiaries and First Kentucky Bancorp, Inc. and Subsidiary as of Decem-ber 31, 1993.

     Pro forma condensed combined statements of income Peoples First Corporation and Subsidiaries and First Kentucky Bancorp, Inc. and Subsidiary for the year ended December 31, 1993.

(c)  Exhibits

      (2.1) Affiliation Agreement between Peoples First Corporation and First Kentucky Bancorp, Inc. is incorporated herein by reference to Appendix A of Form S-4, registration No. 33-51741 as filed with the Securities and Exchange Commission on January 24, 1994.

     (23.1) Consent of Whelan, Doerr, Pike and Pawley, PSC, independent public accountants.

                          INDEPENDENT AUDITORS' REPORT




Board of Directors
First Kentucky Bancorp, Inc.
Central City, Kentucky


We have audited the accompanying consolidated statements of financial condition of First Kentucky Bancorp, Inc. and subsidiary as of September 30, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Kentucky Bancorp, Inc. and subsidiary as of September 30, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1993, in conformity with generally accepted accounting principles.



WHELAN, DOERR, PIKE & PAWLEY, PSC

Elizabethtown, Kentucky
November 3, 1993

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


               ASSETS                                        September 30,
                                                           1993         1992
Cash:
  Interest-bearing deposits                             $5,000,000  $10,500,000
  Noninterest-bearing deposits                           2,382,992    2,739,204
Investment securities (Market value,
 September 30, 1993 $17,133,000; September 30,
 1992 $19,674,000) (Note 4)                             15,569,313   19,467,767
Mortgage-backed securities (Market value,
 September 30, 1993 $71,393,000; September 30,
 1992 $60,365,000) (Note 4)                             69,747,976   58,114,592
Loans receivable, net (Note 5)                          78,233,516   81,687,553
Office properties and equipment, net (Note 6)            1,875,101    1,987,609
Real estate owned, net (Note 7)                            267,572      553,209
Federal Home Loan Bank stock, at cost                    1,363,700    1,178,100
Accrued interest receivable (Note 8)                       928,189    1,393,740
Prepaid and other assets (Note 12)                         312,992      413,479
                                                       -----------  -----------
                                                      $175,681,351 $178,035,253
                                                       ===========  ===========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Customer deposits (Note 9)                          $161,374,848 $165,423,554
  Note payable (Note 11)                                   158,481      202,856
  Advance payments by borrowers for taxes
   and insurance                                           223,534      163,458
  Income taxes (Note 12):
    Current                                                   --        115,419
  Other liabilities                                        173,115      287,836
                                                       -----------  -----------
     Total liabilities                                 161,929,978  166,193,123
Commitments (Note 5)                                          --           --
Stockholders' equity (Notes 1, 10 and 11):
  Serial preferred stock, 500,000 shares                      --           --
   authorized and unissued
  Common stock, $.01 par value, 2,500,000
   shares authorized; issued and outstanding - 1993
   409,342 shares; 1992 - 373,117 shares                     4,093        3,731
  Additional paid-in capital                             3,670,279    3,282,478
  Employee Stock Ownership Plan shares
   purchased with debt                                    (158,481)    (202,856)
  Retained earnings, substantially restricted           10,235,482    8,758,777
                                                       -----------  -----------
      Total stockholders' equity                        13,751,373   11,842,130
                                                       -----------  -----------
                                                      $175,681,351 $178,035,253
                                                       ===========  ===========
               See notes to consolidated financial statements.

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF INCOME


                                                 Year Ended September 30,
                                              1993         1992        1991
Interest income:
  Loans                                    $6,597,948   $8,107,403  $10,287,595
  Investments and deposits                  1,498,993    2,335,106    3,393,958
  Mortgage-backed securities                4,174,508    3,685,778    1,259,010
                                           ----------   ----------   ----------
                                           12,271,449   14,128,287   14,940,563
Interest expense on customer deposits       6,683,955    9,092,693   11,008,948
                                           ----------   ----------   ----------
Net interest income                         5,587,494    5,035,594    3,931,615
Provision for loan losses                     122,000      253,000      264,000
                                           ----------   ----------   ----------
Net interest income after provision
 for loan losses                            5,465,494    4,782,594    3,667,615
Other income:
  Gain on sale of investments (Note 4)           --         13,036         --
  Service fees                                383,529      449,435      346,197
  Operation of real estate owned, net          (1,933)      66,390       62,671
  Other                                        67,177      112,791       83,534
                                           ----------   ----------   ----------
                                              448,773      641,652      492,402
                                           ----------   ----------   ----------
Other expenses:
  Compensation and benefits (Note 11)       1,657,118    1,553,037    1,400,527
  Office occupancy, net                       293,680      302,072      311,964
  Federal insurance premiums                  335,500      364,500      352,500
  Provision for loss on real estate              --         50,000       20,000
  Computer services                           244,978      223,180      218,497
  Kentucky building and loan tax              174,160      133,377      132,981
  Other                                       616,204      602,112      563,333
                                           ----------   ----------   ----------
                                            3,321,640    3,228,278    2,999,802
                                           ----------   ----------   ----------
Income before income taxes                  2,592,627    2,195,968    1,160,215
Income taxes (credits) (Note 12):
  Current                                     839,955      828,576      442,798
  Deferred                                     (3,871)     (83,361)      (9,194)
                                           ----------   ----------   ----------
                                              836,084      745,215      433,604
                                           ----------   ----------   ----------
Net income                                 $1,756,543   $1,450,753     $726,611
                                           ==========   ==========   ==========

Net income per share (Note 10)                  $4.56        $4.00        $0.58
                                           ==========   ==========   ==========

               See notes to consolidated financial statements.

                       FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                 Common Stock        Additional                ESOP Shares
                                             Number                    Paid-in     Retained     Purchased
                                            of Shares     Amount       Capital     Earnings     with Debt      Total

Balance, October 1, 1990                         --        $  --     $     --     $6,581,413    $    --     $6,581,413
Proceeds from common stock offering,
 net (Note 1)                                 362,250        3,622    3,146,750         --           --      3,150,372
Employee Stock Ownership Plan shares
 purchased with debt (Note 11)                   --           --           --           --       (253,570)    (253,570)
Net income                                       --           --           --        726,611         --        726,611
                                              -------      -------    ---------   ----------    ---------   ----------
Balance, September 30, 1991                   362,250        3,622    3,146,750    7,308,024     (253,570)  10,204,826
Issuance of stock to Management
 Recognition Plan Trust (Note 11)              10,867          109      135,728         --           --        135,837
Principal repayments on ESOP
 obligation (Note 11)                            --           --           --           --         50,714       50,714
Net income                                       --           --           --      1,450,753         --      1,450,753
                                              -------      -------    ---------   ----------    ---------   ----------
Balance, September 30, 1992                   373,117        3,731    3,282,478    8,758,777     (202,856)  11,842,130
Exercise of stock options                      36,225          362      361,888         --           --        362,250
Tax benefit of exercising stock options
 and ESOP dividends used to retire debt          --           --         25,913         --           --         25,913
Principal repayments on ESOP obligation
 (Note 11)                                       --           --           --           --         44,375       44,375
Cash dividends paid                              --           --           --       (279,838)        --       (279,838)
Net income                                       --           --           --      1,756,543         --      1,756,543
                                              -------      -------    ---------   ----------    ---------   ----------
Balance, September 30, 1993                   409,342       $4,093   $3,670,279  $10,235,482    ($158,481) $13,751,373
                                              =======      =======    =========   ==========    =========   ==========




















               See notes to consolidated financial statements.

                                                                              7
                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Year Ended September 30,
                                                            1993         1992         1991
Operating Activities:
  Net income                                            $1,756,543   $1,450,753     $726,611
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Provision for loan losses                             122,000      253,000      264,000
     Provision for loss on real estate                        --         50,000       20,000
     Depreciation of office properties
      and equipment                                        178,724      150,482      170,146
     Depreciation of real estate owned                       7,256       21,759       21,759
     Gain on sale of investments                              --        (13,036)        --
     Loss on sale of real estate, net                         --           --          4,314
     Amortization of premiums and accretion of
      discounts on investment securities and
      mortgage-backed securities, net                     (626,969)      43,939      127,989
     FHLB stock dividends                                  (56,700)     (52,800)     (70,800)
     Pension expense paid on ESOP debt                      25,357       27,163         --
     Tax benefit of exercising stock options and
      ESOP dividends used to retire debt                    25,913         --           --
     Change in assets and liabilities:
       (Increase) decrease in accrued interest
        receivable                                         465,551      170,463     (152,146)
       (Increase) decrease in prepaid and other assets     104,358     (144,929)      40,209
       Increase (decrease) in income taxes - current      (115,419)     (64,388)     179,807
       Decrease in income taxes - deferred                  (3,871)     (83,361)      (9,194)
       Increase (decrease) in other liabilities           (114,721)    (121,078)      87,526
                                                        ----------   ----------   ----------
Net cash provided by operating activities                1,768,022    1,687,967    1,410,221

Investing Activities:
  Proceeds from sale of investment securities                 --     11,863,750         --
  Proceeds from maturities of investment
   securities                                            5,035,000    5,594,000   10,694,000
  Purchases of investment securities and
   mortgage-backed securities                          (29,663,074) (46,819,446) (33,310,317)
  Net repayments of loans                                3,029,898   16,160,816    8,944,297
  Purchases of office properties and equipment             (66,216)     (90,169)     (92,933)
  Redemption (purchases) of FHLB stock                    (128,900)     (79,700)     123,700
  Principal collected on mortgage-backed
   securities                                           17,520,113    6,217,699    1,086,744
  Sales of real estate owned                               580,520      138,473      144,146
                                                        ----------   ----------   ----------
  Net cash used in investing                            (3,692,659)  (7,014,577) (12,410,363)




               See notes to consolidated financial statements.

                                                                              8



                      FIRST KENTUCKY BANCORP, INC.  AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                                               Year Ended September 30,
                                                            1993         1992         1991
Financing Activities:
  Net (decrease) increase in customer deposits         ($4,048,706)    $954,521   $3,684,783
  Net increase in advance payments by borrowers             60,076       19,431        8,179
  Proceeds from long-term borrowing                           --           --        253,570
  Proceeds from common stock offering,
   net of issue costs                                         --           --      3,150,372
  Shares purchased by Employee Stock Ownership Plan           --           --       (253,570)
  Proceeds from common stock issuance to MRP Trust            --        135,837         --
  Proceeds from exercise of stock options                  362,250         --           --
  Repayment of borrowed funds                              (25,357)     (50,714)        --
  Dividends paid to shareholders and on ESOP debt         (279,838)        --           --
                                                        ----------   ----------   ----------
Net cash (used in) provided by financing activities     (3,931,575)   1,059,075    6,843,334
                                                        ----------   ----------   ----------
Net decrease in cash and cash equivalents               (5,856,212)  (4,267,535)  (4,156,808)

Cash and cash equivalents:
  Beginning of year                                     13,239,204   17,506,739   21,663,547
                                                        ----------   ----------   ----------
  End of year                                           $7,382,992  $13,239,204  $17,506,739
                                                        ==========   ==========   ==========

Supplemental Disclosures of Cash Flow Information:
  Cash payments for:
    Interest                                            $6,708,444   $9,134,160  $11,051,941
                                                         =========    =========    =========
    Income taxes                                          $977,519     $892,065     $146,338
                                                         =========    =========    =========
Supplemental Disclosure of Noncash Activities:
  Transfer of loans to real estate owned                  $295,384      $88,380     $323,907
                                                         =========    =========    =========
  Loans to finance sales of real estate owned              $35,934     $121,750     $242,056
                                                         =========    =========    =========













                    See notes to consolidated financial statements.

                                                                              9





                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  First Kentucky Bancorp, Inc.

First Kentucky Bancorp, Inc. (the Company) is a Delaware corporation formed at the direction of First Kentucky Federal Savings Bank (the Bank) to acquire all the outstanding capital stock that the Bank issued upon conversion from a fed-erally chartered mutual savings bank to a federally chartered stock savings bank; this conversion was effective June 18, 1991. As part of the conversion, the Bank issued all of its common stock to the Company and, simultaneously, the Company sold its common stock to certain depositors of the Bank. The Company issued 362,250 shares of common stock for an aggregate price of $3,622,500 or $3,150,372, net of conversion costs which were deducted from the proceeds. The plan of conversion outlined that all but approximately 1% of the net proceeds would be injected into the Bank in exchange for 100% of its stock and, accord-ingly $3,100,000 was infused into the Bank. Prior to the conversion, the Company had not transacted any material business activities other than those associated with the issuance of stock. Subsequent to the conversion, the Company's business activities have been limited to owning the Bank.

2.  Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Kentucky Federal Savings Bank and its wholly-owned subsidiary, Home Service Corporation, for all years presented. Intercompany accounts and transactions have been eliminated in consolidation. Certain prior year accounts have been reclassified to conform with 1993 classifications.

Real Estate Owned - Real estate properties acquired through foreclosure and in settlement of loans are stated at the lower of cost or estimated net realizable value at the date of foreclosure. Cost is the lesser of fair value or the sum of the related loan balance and the costs of foreclosure. Estimated net realiz-able value represents estimated sales price less direct selling expenses. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are not capitalized and are charged against operations in the current period. Any portion of interest costs relating to development of real estate is capitalized. In addition, real estate owned consists of in-substance foreclosures which based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement and foreclosure is probable to provide for repayment of the loan.

Office Properties and Equipment - Office properties and equipment are stated at cost less accumulated depreciation computed principally by the straight-line method over the following estimated useful lives:

                                                  Years
          Land improvements                       5 - 20
          Buildings and improvements              5 - 50
          Furniture, fixtures and equipment       3 - 15
                                                                             10






                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Loans Receivable - Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, deferred loan origination fees and unearned discounts. Deferred loan origination fees are amortized using the level yield method on a loan-by-loan basis over the lives of the underlying loans. Unearned discounts on consumer loans are recognized over the lives of the loans using methods that approximate the interest method. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions.

Uncollectible interest on loans that are contractually past due is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower has the ability to make regular interest and principal payments, in which case the loan is returned to accrual status.

The Bank's primary lending area is a region within Western Kentucky. The economy within this region is based upon agriculture and coal industries. The Bank's primary lending activity is the origination of residential real estate loans secured by first mortgage for the purpose of acquisition or construction of one-to-four family residential properties.

Allowance for Losses and Uncollected Interest - The Bank provides valuation allowances for estimated losses on loans, accrued interest and real estate owned when a loss is both estimable and probable. Major loans, real estate, and major lending areas are reviewed periodically to determine potential problems at an early date. The Bank's experience has shown that foreclosures on loans result in some losses. Therefore, in addition to allowances for specific loans, the Bank makes a provision for losses on properties based in part on loss experience and in part on prevailing market conditions. Additions to allowances are charged to operations.

Investment Securities - Securities are carried at amortized cost and are not adjusted to the lower of cost or market because it is management's intention to hold them to maturity. Amortization of premiums and accretion of discounts is computed on a method which approximates the level yield method. Gains or losses on the sale of investment securities are recognized in income at the time of sale, with cost being determined by the specific identification method.

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


In May, 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments, Debt, and Equity Securities" (SFAS No. 115). The statement requires the classification of investment securities into three categories: held-to-maturity, available-for-sale, or trading, based on management's positive intent and ability to hold such securities. The Bank intends to adopt SFAS No. 115 by October 1, 1994, as required. The adoption of SFAS No. 115 would not have a material effect on the financial statements at September 30, 1993.

Mortgage-backed Securities - Mortgage-backed securities are carried at unpaid principal balances adjusted for unamortized premiums and unearned discounts as it is management's intent and ability to hold such investments to maturity. Amortization of premiums and accretion of discounts is computed on a method which approximates the level yield method. Such securities are primarily Federal Home Loan Mortgage Corporation and Government National Mortgage Association participations.

Income Taxes - Deferred income taxes are provided on differences between income reported for financial reporting and income tax purposes as explained more fully in Note 12.

3.  Statement of Cash Flows

Companies are required to classify cash receipts and payments according to whether they stem from operating, investing or financing activities. For purposes of the statement of cash flows, the Bank considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash on hand, amounts due from banks and other short-term cash investments.

4.  Investment Securities

The carrying values and estimated market values of investments in debt securities are as follows:
                              -------------- September 30, 1993 ---------------
                                             Gross        Gross      Estimated
                              Amortized    Unrealized   Unrealized     Market
                                 Cost        Gains       (Losses)      Value
U.S. Treasury and Agency
 obligations                 $14,814,005   $1,544,995         __    $16,359,000
Obligations of states and
 political subdivisions          755,308       18,692         __        774,000
                              ----------   ----------   ----------   ----------
                              15,569,313    1,563,687         __     17,133,000
Mortgage-backed securities    69,747,976    1,650,614       (5,590)  71,393,000
                              ----------   ----------   ----------   ----------
                             $85,317,289   $3,214,301      ($5,590) $88,526,000
                              ==========   ==========   ==========   ==========

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


                              -------------- September 30, 1992 ---------------
                                             Gross        Gross      Estimated
                              Amortized    Unrealized   Unrealized     Market
                                 Cost        Gains       (Losses)      Value
U.S. Treasury and Agency
 obligations                 $19,142,767     $445,200    ($243,967) $19,344,000
Obligations of states and
 political subdivisions          325,000        5,000         __        330,000
                              ----------   ----------   ----------   ----------
                              19,467,767      450,200     (243,967)  19,674,000
Mortgage-backed securities    58,114,592    2,250,408         __     60,365,000
                              ----------   ----------   ----------   ----------
                             $77,582,359   $2,700,608    ($243,967) $80,039,000
                              ==========   ==========   ==========   ==========

Proceeds from the sale of long-term U. S. Treasury bonds during the year ended September 30, 1992, were $11,863,750; gross gain of $13,036 was recognized for the same period.

The amortized cost and estimated market value of debt securities at Septem-ber 30, 1993, by contract maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                        Amortized      Market
                                                           Cost        Value
Investment securities:
  Due in one year or less                                  $90,000      $91,000
  Due after one year through five years                  4,510,727    4,912,000
  Due after five years through ten years                10,503,278   11,654,000
  Due after ten years                                      465,308      476,000
                                                        ----------   ----------
                                                        15,569,313   17,133,000
Mortgage-backed securities:
  Due after one year through five years                 57,709,235   59,191,000
  Due after five years through ten years                 4,834,586    4,925,000
  Due after ten years                                    7,204,155    7,277,000
                                                        ----------   ----------
                                                        69,747,976   71,393,000
                                                        ----------   ----------
                                                       $85,317,289  $88,526,000
                                                        ==========   ==========

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


5.  Loans Receivable

Loans receivable consist of the following:
                                                             September 30,
                                                           1993         1992
Loans secured by first mortgages on real estate:
  One-to-four single family residential                $60,217,948  $63,924,931
  Gross construction loans                               2,051,749    1,299,193
  Other                                                  6,731,399    6,880,145
                                                        ----------   ----------
                                                        69,001,096   72,104,269
Less:
  Undisbursed portion of construction loans              1,274,163      819,538
  Net deferred loan origination fees                       205,250      209,208
  Loans-in-progress                                         13,436       10,369
  Unamortized discounts on purchased loans                  13,183       18,465
  Allowance for loss on loans                              652,689      625,301
                                                        ----------   ----------
                                                        66,842,375   70,421,388
Consumer and other loans:
  Secured by deposits                                    2,522,022    2,326,951
  Other consumer and commercial                          9,552,918    9,663,512
                                                        ----------   ----------
                                                        12,074,940   11,990,463
Less:
  Net unamortized discounts on installment loans           576,498      593,243
  Allowance for loss on loans                              107,301      131,055
                                                        ----------   ----------
                                                       $78,233,516  $81,687,553
                                                        ==========   ==========

A summary of the transactions in the allowance for loss on loans is as follows:

                                                 Year Ended September 30,
                                              1993         1992         1991

Balance, beginning                           $756,356     $527,035     $270,731
Provision for loan losses                     122,000      253,000      264,000
Loans charged off                            (159,906)     (26,949)     (29,671)
Recoveries                                      1,540        3,270       21,975
Transfer from allowance for
 loss on real estate owned                     40,000         --           --
                                              -------      -------      -------
Balance, ending                              $759,990     $756,356     $527,035
                                              =======      =======      =======

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Nonperforming loans were $40,912 and $490,730 at September 30, 1993 and 1992, respectively. Interest income in the amount of $44,523 and $55,523, respec-tively, would have been recorded on nonperforming loans if they had been performing in accordance with their contractual terms, approximately $50,800 and $37,200 was collected during fiscal year 1993 and 1992, respectively.

As of September 30, 1993, the Bank had $2,903,150 in outstanding commitments to originate mortgage loans; of that amount, $557,250 are for fixed rate loans with interest rates ranging from 7.75% to 8.625%.

The Bank was not servicing loans for others on any of the dates presented in these financial statements and there is no intent by management to sell mortgage loans in the secondary market.

6.  Office Properties and Equipment

Office properties and equipment are summarized by major classification as follows:
                                                              September 30,
                                                            1993         1992

Land and land improvements                                $598,371     $598,371
Buildings and building improvements                      2,113,219    2,146,826
Furniture, fixtures and equipment                          758,934    1,006,843
                                                         ---------    ---------
                                                         3,470,524    3,752,040
Less accumulated depreciation                            1,595,423    1,764,431
                                                         ---------    ---------
                                                        $1,875,101   $1,987,609
                                                         =========    =========

7.  Real Estate Owned

Real estate owned consists of the following:
                                                              September 30,
                                                            1993         1992

Acquired in settlement of loans                           $366,982     $857,735
Deduct:
  Accumulated depreciation                                    --        127,165
  Allowance for loss on real estate owned                   99,410      177,361
                                                           -------      -------
                                                          $267,572     $553,209
                                                           =======      =======

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


A summary of the transactions in the allowance for loss on real estate owned is as follows:
                                                  Year Ended September 30,
                                               1993         1992         1991

Balance, beginning                           $177,361     $170,478     $210,540
Provision for loss on real estate owned          --         50,000       20,000
Real estate charged off                       (39,836)     (64,164)     (91,192)
Recoveries                                      1,885       21,047       31,130
Transfer to allowance for losses on loans     (40,000)        --           --
                                              -------      -------      -------
Balance, ending                               $99,410     $177,361     $170,478
                                              =======      =======      =======

8.  Accrued Interest Receivable

Accrued interest receivable consists of the following:
                                                              September 30,
                                                            1993         1992

Investment securities                                      $32,478     $153,295
Mortgage-backed securities                                 420,487      696,244
Real estate loans                                          255,826      309,008
Installment loans                                          203,707      206,958
Other                                                       15,691       28,235
                                                         ---------    ---------
                                                          $928,189   $1,393,740
                                                         =========    =========
9.  Customer Deposits Analysis

Customer deposits at September 30, 1993 and 1992, are as follows (In Thousands):

                                              --------------- September 30, ----------------
                                               1993              %       1992              %
Passbook savings at 2.75% and 3.5%,
 respectively                                 $28,138           17%     $25,643           15%
NOW and Super NOW accounts at 2.00%
 - 2.5% and 3%, respectively                   12,130            8%      11,373            7%
MMDA accounts at 2.75% and 3%,
 respectively                                  17,660           11%      17,622           11%
Certificates of deposit:
  2% - 2.99%                                    1,397            1%         --           --
  3% - 3.99%                                   46,664           29%      32,622           20%
  4% - 4.99%                                   30,138           19%      28,046           17%
  5% - 5.99%                                    7,004            4%       9,791            6%
  6% - 6.99%                                    5,649            3%      11,534            7%
  7% - 7.99%                                    2,975            2%      12,490            7%
  8% - 8.99%                                    9,620            6%      16,303           10%
                                              -------          ---      -------          ---
                                             $161,375          100%    $165,424          100%
                                              =======          ===      ======= 16       ===


                    FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


At September 30, 1993, scheduled maturities of certificates of deposit are as follows (In Thousands):

                    ------------------------ Amount Due -----------------------
                                  1 - 2        2 - 3        After
                    1 Year        Years        Years      3 Years        Total

2 - 2.99%            $1,397      $   --       $   --       $   --        $1,397
3 - 3.99%            42,109        4,555          --           --        46,664
4 - 4.99%            11,626       10,625        3,890        3,997       30,138
5 - 5.99%             2,158          906        2,402        1,538        7,004
6 - 6.99%             4,293          793          563          --         5,649
7 - 7.99%               303        2,273          367           32        2,975
8 - 8.99%             8,113        1,478           11           18        9,620
                     ------       ------       ------       ------      -------
                    $69,999      $20,630       $7,233       $5,585     $103,447
                     ======       ======       ======       ======      =======

10.  Stockholders' Equity

Regulatory Capital Requirements - Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), regulations for savings institutions' minimum capital requirements which went into effect on December 7, 1989, require institutions to have a minimum regulatory tangible capital equal to 1.5% of adjusted total assets, a minimum 3% leverage core capital ratio and an 8.0% risk-based capital ratio.

The Bank, at September 30, 1993, meets all regulatory capital requirements. The following is a reconciliation of the Bank's stockholders' equity to regulatory capital (In Thousands):

                                             Tangible       Core      Risk-based
                                              Capital      Capital      Capital

Stockholders' equity                          $12,804      $12,804      $12,804
Non-includable subsidiary                         (33)         (33)         --
Additional capital items -
 general loan loss reserves                       --           --           668
                                               ------       ------       ------
Regulatory capital - computed                  12,771       12,771       13,472
Minimum capital requirement                     2,634        5,267        5,368
                                               ------       ------       ------
Regulatory capital - excess                   $10,137       $7,504       $8,104
                                               ======       ======       ======

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Liquidation Account - In connection with the Bank's conversion from mutual to stock form of ownership during 1991, the Bank established a "liquidation account" in the amount of $6,750,000 for the purpose of granting to eligible savings account holders a priority in the event of future liquidation. Only in such an event, an eligible account holder who continues to maintain a savings account will be entitled to receive a distribution from the liquidation account. The total amount of the liquidation account decreases in an amount proportionately corresponding to decreases in the savings account balances of the eligible account holders.

Dividend Restrictions - The Bank may not declare or pay a cash dividend on any of its capital stock if the effect thereof would cause the net worth of the Bank to be reduced below the amount required for the liquidation account.

Additionally, federal regulations limit dividend and capital distributions by the Bank to (a) the greater of 75% of net income for the previous four quarters or (b) 100% of the Bank's net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year. If the Bank's capital requirement falls below its minimum capital requirement, the Bank may not pay dividends without regulatory approval.

Earnings Per Share - Net income per share for fiscal years 1993 and 1992 is computed on the basis of the weighted average number of shares outstanding. Common stock equivalents have not been used in computing net income per share because their effect is not material. Net income per share of common stock from the date of conversion, June 18 to September 30, 1991, is computed by dividing net income for the period by 362,250 shares, the number of shares of common stock issued and outstanding for the period.

Pro forma net income per share of common stock is $2.40 per share for the year ended September 30, 1991, and has been calculated as if the 362,250 common shares were issued on October 1, 1990. Pro forma net income has been adjusted to reflect investment of the stock proceeds for the period October 1, 1990, through June 17, 1991, at 6.03 percent (the Bank's weighted average interest rate on interest-earning assets for 1991, net of tax).

Federal Income Tax Bad Debt Reserve - Retained earnings include approximately $2,600,000 at September 30, 1993, for which no provision for federal income taxes has been made. This amount represents allocations of income to bad debt deductions for tax purposes only. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income tax at the then current corporate rate.

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


11.  Employee Benefits

Pension Plans - The Bank is a participant in the Financial Institutions Retire-ment Fund, a multi-employer defined benefit pension plan covering substantially all employees. Employees are eligible to participate after one year of service and are 100 percent vested at the completion of five years of participation in the plan. The Bank's share of accumulated plan benefits and net assets available for benefits is not available. The plan was fully funded in 1993, 1992 and 1991, thus requiring no contributions. The Bank also participates in the Financial Institutions Thrift Plan, a defined contribution plan covering substantially all employees, qualifying under Section 401(k) of the Internal Revenue Code. Under the terms of the plan, voluntary employee contributions are matched by up to 3% of the employee base pay, and employees are immediately vested. Employer contributions charged to operations were $35,650, $34,378 and $31,503 during 1993, 1992, and 1991, respectively.

Stock Option Plan - In connection with the conversion to the stock form of ownership, the Company's Board of Directors adopted the First Kentucky Bancorp, Inc. 1991 Stock Option Plan, which was approved by the stockholders at the first annual meeting. Pursuant to the plan, 36,225 shares of the Company's common stock have been reserved for issuance to certain employees upon exercise of options granted to them under the plan. The exercise price of the options is $10 per share. All options were exercised during 1993.

Employee Stock Ownership Plan - The Company has established an Employee Stock Ownership Plan (ESOP) to provide additional retirement benefits to its employees. Generally, all employees are eligible to participate in the ESOP upon completion of one year of service. Employees are 100 percent vested at the completion of five years of vested service in the plan.

The ESOP borrowed $253,570 to purchase 25,357 shares of Company common stock, or 7% of the original shares issued, pledging the stock as collateral for the loan. Future contributions to retire the loan will be paid to the ESOP out of current or retained earnings. The unpaid balance of the loan, representing deferred employee benefits, has been recorded as a deduction from stockholders' equity with a corresponding amount as a liability.

As the Bank makes annual contributions to the ESOP, these contributions plus the dividends accumulated on the Bank stock held by the ESOP, are used to repay the loan. As the loan is repaid, common stock is allocated to the participants. The loan matures in the year 2001. Interest, payable quarterly at a rate of 7.0% was $13,626, $17,745 and $7,322 for 1993, 1992 and 1991,
respectively. Contributions charged to operations during 1993, 1992 and 1991, including interest, were $38,983, $43,102 and $32,679, respectively. Dividends paid on shares held by the ESOP were $19,018 during 1993.

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Management Recognition Plan - The Company has adopted the First Kentucky Bancorp, Inc. Management Recognition Plan (MRP), which was approved by the stockholders, to help retain its key employees. Under the plan, 10,867 shares were issued to the MRP Trust and have been paid to the key employees. Compensation expense in the amount of fair market value of the Company's common stock at the date of the grant ($12.50 per share) has been recognized in the financial statements.

Deferred Compensation Agreements - The Bank has deferred compensation agreements with certain directors which are partially funded currently through whole life insurance contracts.

12.  Federal Income Tax

Under the Internal Revenue Code, the Bank is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. The applicable provisions of the law permit the Bank to deduct from taxable income an allowance for bad debts based on the greater of a percentage of taxable income before such deductions or actual loss experience. Because the Bank does not intend to use the reserve for purposes other than to absorb losses, deferred income taxes have not been provided.

Deferred income taxes (credits) result from timing differences in the recognition of income and expenses for tax and financial reporting purposes. Timing differences and the tax effect of each are as follows:

                                                  Year Ended September 30,
                                               1993         1992         1991

Accelerated depreciation                     ($10,800)         $17      ($7,542)
Deferred loss from hedging activities            --        (60,906)      (2,466)
Deferral of loan origination fees               6,929      (22,472)         814
                                               ------       ------       ------
                                              ($3,871)    ($83,361)     ($9,194)
                                               ======       ======       ======

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Taxes on income differs from statutory amounts which are computed by applying the federal income tax rate of 34% for all periods presented as follows:

                                                  Year Ended September 30,
                                               1993         1992         1991

Tax at statutory rate                        $881,493     $746,629     $394,473
Differences between tax and book
 provisions for loan losses                   (26,412)      36,011       56,845
Tax-exempt interest and dividend income       (26,262)     (23,797)     (29,951)
Differences between tax and book
 basis of assets sold                            --           --         13,416
Other                                           7,265      (13,628)      (1,179)
                                              -------      -------      -------
                                             $836,084     $745,215     $433,604
                                              =======      =======      =======

The Bank intends to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as amended, (SFAS No. 109) by October, 1993, as required. Under SFAS No. 109, accounting for income taxes changes from the deferral method to the asset and liability method. Under the asset and liability method, the deferred income tax asset or liability is adjusted each period based on the application of currently enacted tax rates and laws that are scheduled to be in effect in the periods the temporary differences reverse.

Under the deferred method in effect until SFAS No. 109, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable to the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

This change in accounting for income taxes may be applied retroactively by restating previously issued financial statements or it may be shown by reporting the cumulative effect of the change in the year of initial application. The effect of retroactive implementation to the Bank would increase (decrease) net income by $(45,139), $10,446, and $46,835 in the years ended September 30, 1993, 1992, and 1991, respectively. Additionally, the adoption of SFAS No. 109 would decrease retained earnings by $157,807 at September 30, 1993. The Bank intends to adopt SFAS No. 109 on a prospective basis for the fiscal year ended
September 30, 1994.

13.  Condensed Financial Information

The following consolidating condensed financial statements summarize the financial position and operation results of First Kentucky Bancorp, Inc. and its subsidiary, First Kentucky Federal Savings Bank, and the Bank's wholly-owned subsidiary, Home Service Corporation of Hartford.

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


               CONSOLIDATING CONDENSED STATEMENTS OF FINANCIAL CONDITION
                         September 30, 1993 (In Thousands)

                                                                     Consolidated                           Consolidated
                                 First   Home Service                   First        First                     First
                                Kentucky  Corporation     Elimi-       Kentucky     Kentucky     Elimi-       Kentucky
     ASSETS                       FSB     of Hartford     nations        FSB    Bancorp, Inc.    nations   Bancorp, Inc.
Cash, interest and non-
 interest-bearing deposits        $7,383          $34         ($34)      $7,383         $907        ($907)      $7,383
Investment securities,
 at cost                          15,569         --           --         15,569         --           --         15,569
Mortgage-backed                     --
 securities, at cost              69,748         --           --         69,748         --           --         69,748
Loans receivable, net             78,233         --           --         78,233         --           --         78,233
Office properties
 and equipment                     1,875         --           --          1,875         --           --          1,875
Real estate owned, net               268         --           --            268         --           --            268
Federal Home Loan Bank stock       1,364         --           --          1,364         --           --          1,364
Accrued interest receivable          928         --           --            928         --           --            928
Prepaid and other assets             313         --             (1)         312           48          (47)         313
Investment in subsidiary              33         --            (33)           0       12,804      (12,804)           0
                                 -------      -------      -------      -------      -------      -------      -------
     TOTAL ASSETS               $175,714          $34         ($68)    $175,680      $13,759     ($13,758)    $175,681
                                 =======      =======      =======      =======      =======      =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

  Customer deposits             $162,316      $  --           ($34)    $162,282      $  --          ($907)    $161,375
  Note payable                       158         --           --            158         --           --            158
  Advances and other
   liabilities                       436            1           (1)         436            8          (47)         397
                                 -------      -------      -------      -------      -------      -------      -------
     TOTAL LIABILITIES           162,910            1          (35)     162,876            8         (954)     161,930

Stockholders' equity              12,804           33          (33)      12,804       13,751      (12,804)      13,751
                                 -------      -------      -------      -------      -------      -------      -------
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY      $175,714          $34         ($68)    $175,680      $13,759     ($13,758)    $175,681
                                 =======      =======      =======      =======      =======      =======      =======

                    FIRST KENTUCKY BANCORP, INC.  AND SUBSIDIARY
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


                    CONSOLIDATING CONDENSED STATEMENTS OF INCOME
                    Year Ended September 30, 1993 (In Thousands)

                                 First   Home Service                   First        First                     First
                                Kentucky  Corporation     Elimi-       Kentucky     Kentucky     Elimi-       Kentucky
                                  FSB     of Hartford     nations        FSB    Bancorp, Inc.    nations   Bancorp, Inc.

Interest income                  $12,271           $1          ($1)     $12,271          $15         ($15)     $12,271
Interest expense                   6,700         --             (1)       6,699         --            (15)       6,684
                                  ------       ------       ------       ------       ------       ------       ------
Net interest income before
 provision                         5,571            1            0        5,572           15            0        5,587
Provision for loan                   122         --           --            122         --           --            122
                                  ------       ------       ------       ------       ------       ------       ------
Net interest income
 after provision                   5,449            1            0        5,450           15         --          5,465
Equity in undistributed
 earnings of subsidiary                2         --             (2)           0        1,786       (1,786)           0
Other income                         442            7         --            449         --           --            449
Other expense                      3,259            5         --          3,264           58         --          3,322
                                  ------       ------       ------       ------       ------       ------       ------
Income before income tax           2,634            3           (2)       2,635        1,743       (1,786)       2,592
Income tax (benefit)                 848            1         --            849          (13)        --            836
                                  ------       ------       ------       ------       ------       ------       ------
NET INCOME                        $1,786           $2          ($2)      $1,786       $1,756      ($1,786)      $1,756
                                  ======       ======       ======       ======       ======       ======       ======

At September 30, 1993, the reconciliation of First Kentucky Federal Savings Bank's regulatory capital as reported on the Office of Thrift Supervision (OTS) regulatory report, to the capital as reflected in these financial statements is as follows (in thousands):

Capital as reported to the OTS                                          $12,843
Audit adjustments:
  In-substance foreclosure                                                  (17)
  Intercompany payables                                                     (22)
                                                                         ------
Capital per financial statements                                        $12,804
                                                                         ======

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


14.   Condensed Financial Information (Parent Company Only)

The following condensed statements summarize the financial position, operating results and cash flows of First Kentucky Bancorp, Inc. (parent company only).

               CONDENSED STATEMENTS OF FINANCIAL CONDITION
                                                              September 30,
                                                            1993         1992
     ASSETS
Cash on deposit with subsidiary bank                      $907,369     $152,408
Investment in subsidiary bank                           12,803,802   11,622,668
Other assets                                                48,422       16,340
                                                        ----------   ----------
                                                       $13,759,593  $11,791,416
                                                        ==========   ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable - conversion expenses               $     --     $     --
  Accounts payable other                                     8,220        --
                                                        ----------   ----------
                                                             8,220        --
Stockholders' equity:
  Preferred stock                                            --           --
  Common stock                                               4,093        3,731
  Additional paid-in capital                             3,670,279    3,282,478
  Retained earnings                                     10,077,001    8,505,207
                                                        ----------   ----------
                                                        13,751,373   11,791,416
                                                        ----------   ----------
                                                       $13,759,593  $11,791,416
                                                        ==========   ==========
                    CONDENSED STATEMENTS OF INCOME

                                                  Year Ended September 30,
                                               1993         1992         1991

Cash dividends from subsidiary               $700,000  $     --     $     --
Interest income                                15,176        --           1,390
Management fees and other expenses            (58,108)     (27,845)       --
Income tax benefit (expense)                   13,429        9,504         (510)
                                            ---------    ---------    ---------
Income (loss) before equity in
 undistributed earnings of subsidiary         670,497      (18,341)         880
Equity in undistributed earnings
 of subsidiary                              1,086,046    1,469,094      725,731
                                            ---------    ---------    ---------
Net income                                 $1,756,543   $1,450,753     $726,611
                                            =========    =========    =========

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


                         CONDENSED STATEMENT OF CASH FLOWS


                                               1993         1992         1991
Operating Activities:
  Net income                               $1,756,543   $1,450,753     $726,611
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Tax benefit of exercising stock options
      and dividends used to pay ESOP debt      25,913         --           --
     Increase in other assets                 (32,081)     (16,340)        --
     Increase (decrease) in accounts paya       8,220      (54,098)      54,098
     Equity in undistributed net
      income of subsidiary                 (1,786,046)  (1,469,094)    (725,731)
                                            ---------    ---------    ---------
Net cash provided by (used in) operating      (27,451)     (88,779)      54,978
 activities

Investing Activities:
  Dividends received from subsidiary          700,000         --           --
  Purchase of First Kentucky Federal
   Savings Bank common stock                     --           --     (3,100,000)
                                            ---------    ---------    ---------
Net cash provided by (used in)
 investing activities                         700,000         --     (3,100,000)

Financing Activities:
  Proceeds from stock options exercised       362,250         --           --
  Proceeds from issuance of stock,
   net of issue cost                             --           --      3,150,372
  Proceeds from issuance of common
   stock to MRP Trust                            --        135,837         --
  Dividends paid                             (279,838)        --           --
                                            ---------    ---------    ---------
Net cash provided by financing activities      82,412      135,837    3,150,372

Net increase in cash                          754,961       47,058      105,350
Cash, beginning of year                       152,408      105,350         --
                                            ---------    ---------    ---------
Cash, end of year                            $907,369     $152,408     $105,350
                                            =========    =========    =========

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


15.  Fair Values of Financial Instruments

In December, 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" (SFAS No. 107). The Statement requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases could not be realized in immediate settlement of the instrument.
SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented are not intended to represent the underlying value of the Bank.

The methods and assumptions used by the Bank in estimating its fair value disclosures for financial instruments are presented below:

Cash and Interest-Bearing Deposits - The carrying amounts for cash and interest-bearing deposits approximates their fair values.

Investment Securities - Fair values for investment securities are based upon _ quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans, Net - For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values of other types of loans are estimated by discounting the future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit quality and for the same remaining maturities.

Deposits - The fair values for demand deposits, savings account and certain money market deposits are the amounts payable on demand at the reporting date. The carrying amounts for variable-rate, money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                      FIRST KENTUCKY BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


Commitments to Extend Credit and Standby Letters of Credit - The fair values of commitments to extend credit is estimated using fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the customer. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of standby letters of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counter parties at the reporting date.

The estimated fair values of the Bank's financial instruments at September 30, 1993, are as follows:

                                                          Carrying       Fair
                                                            Value        Value
Financial assets:
  Cash and interest bearing deposits                    $7,382,992   $7,382,992
  Investment securities                                 15,569,313   17,133,000
  Mortgage-backed securities                            69,747,976   71,393,000
  Loans, net                                            78,233,516   79,486,000

Financial liabilities:
  Deposits                                             161,374,848  162,630,000

Unrecognized financial instruments:
  Commitments to extend credit                               --       2,903,150


16.  Subsequent Events

In October, 1993, the Company entered into a definitive agreement to be acquired by Peoples First Corporation in Paducah, Kentucky. The merger, which the Corporation expects to be completed in April, 1994, is subject to regulatory approval.

CONSOLIDATED BALANCE SHEETS (unaudited)
First Kentucky Bancorp, Inc. and Subsidiary
December 31, 1993 and 1992




                                                              1993         1992
_______________________________________________________________________________
ASSETS
Cash and due from banks                                 $9,150,095   $7,067,242
Securities held for sale                                23,661,090            0
Investment securities                                   64,160,255   85,336,808
Loans                                                   78,326,835   81,316,980
Allowance for loan losses                                 (777,468)    (768,205)
                                                       -----------  -----------
Loans, net                                              77,549,367   80,548,775
Premises and equipment                                   1,865,727    1,964,478
Other assets                                             1,409,966    2,200,041
                                                       -----------  -----------
                                                      $177,796,500 $177,117,344
                                                       ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand deposits                                       $2,542,571     $797,456
  Interest-bearing transaction accounts                 27,304,851   28,996,544
  Saving deposits                                       28,322,529   26,258,789
  Time deposits                                        102,666,677  107,950,027
                                                       -----------  -----------
                                                       160,836,628  164,002,816
Federal Home Loan Bank advances                          1,000,000            0
Notes payable                                              158,481      202,856
Other liabilities                                        1,490,835      917,873
                                                       -----------  -----------
     Total liabilities                                 163,485,944  165,123,545

Stockholders' Equity
  Common stock                                               4,093        3,731
  Surplus                                                3,670,279    3,282,478
  Retained earnings                                     10,039,989    8,910,446
  Unrealized appreciation of securities
   held for sale, net of deferred tax                      754,676            0
  Debt on ESOP shares                                     (158,481)    (202,856)
                                                       -----------  -----------
                                                        14,310,556   11,993,799
                                                       -----------  -----------
                                                      $177,796,500 $177,117,344
                                                       ===========  ===========





See notes to consolidated financial statements.                              28






CONSOLIDATED STATEMENTS OF INCOME (unaudited)
First Kentucky Bancorp, Inc. and Subsidiary
For the three months ended December 31, 1993 and 1992




                                                              1993         1992
_______________________________________________________________________________
Interest Income
Taxable interest on securities                          $1,403,146   $1,521,261
Nontaxable interest on securities                           12,563        5,444
Interest and fees on loans                               1,531,017    1,726,778
                                                         ---------    ---------
                                                         2,946,726    3,253,483
Interest Expense                                         1,493,137    1,828,263
                                                         ---------    ---------
Net Interest Income                                      1,453,589    1,425,220
Provision for Loan Losses                                   18,000       18,000
                                                         ---------    ---------
Net Interest Income after
  provision for loan losses                              1,435,589    1,407,220

Noninterest income                                         110,468      108,678
Noninterest expense                                        894,693      836,041
                                                         ---------    ---------
Income Before Income Tax Expense                           651,364      679,857
Income Tax Expense                                         249,020      248,350
                                                         ---------    ---------
Net Income                                                $402,344     $431,507
                                                         =========    =========






















See notes to consolidated financial statements.                              29






CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
First Kentucky Bancorp, Inc. and Subsidiary
For the three months ended December 31, 1993 and 1992




                                                              1993         1992
_______________________________________________________________________________
OPERATING ACTIVITIES
Net income                                                $402,344     $431,507
Adjustmentd to reconcile net income to net
  cash provided by operating activities
    Depreciation and amortization                           31,314       41,694
    Net discount accretion and premium amortization       (154,818)       7,893
    Provision for loan losses                               18,000       18,000
    Provision for deferred income taxes                    208,772            0
    Stock dividends - Federal Home Loan Bank               (15,400)     (13,300)
    Other, net                                             198,344       99,859
                                                        ----------   ----------
     Net cash provided by operating activities             688,556      585,653

INVESTING ACTIVITIES
Proceeds from maturities of debt securities                      0    2,004,898
Principle collected on mortgage-backed securities        6,970,791    3,648,674
Purchase of debt and mortgage-backed securities         (6,945,625) (12,055,144)
Net decrease in loans                                      666,149    1,120,615
Purchases of premises and equipment                        (21,940)     (13,121)
Cash received from sale of other real estate                     0       14,940
                                                        ----------   ----------
     Net cash provided by investing activities             669,375   (5,279,138)

FINANCING ACTIVITIES
Net decrease in deposit accounts                          (538,220)  (1,420,738)
Federal Home Loan Bank borrowings                        1,000,000            0
Other                                                      (52,607)     (57,739)
                                                        ----------   ----------
     Net cash provided by financing activities             409,173   (1,478,477)

Net Increase (Decrease) in Cash and Cash Equivalents     1,767,104   (6,171,962)
Cash and Cash Equivalents at Beginning of Year           7,382,992   13,239,204
                                                        ----------   ----------
Cash and Cash Equivalents at End of Year                $9,150,096   $7,067,242
                                                        ==========   ==========

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense                          $1,478,144   $1,824,596
Cash paid for income taxes                                     123      117,182
Other real estate transferred to loans                           0       15,000
Dividends declared not yet paid                            372,501      279,838



See notes to consolidated financial statements.                              30






NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
First Kentucky Bancorp, Inc. and Subsidiary
For the three months ended December 31, 1993 and 1992





The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended December 31, 1993 are not necessarily indicative of results that may be expected for future periods. For further information, refer to the consolidated financial statements and foot-notes thereto for the year ended September 30, 1993.

































                                                                             31






INTRODUCTION - PRO FORMA CONDENSED FINANCIAL STATEMENTS (unaudited) Peoples First Corporation and Subsidiaries /
  First Kentucky Bancorp, Inc. and Subsidiary





The following unaudited pro forma combined condensed balance sheet as of December 31, 1993 gives effect to the acquisition of First Kentucky Bancorp, Inc. and Subsidiary (First Kentucky) by Peoples First Corporation and Subsidiaries (Peoples First) as if it had been consummated as of December 31, 1993. The following unaudited pro forma combined condensed statement of income for the year ended December 31, 1993 gives effect to the acquisition as if it had been consummated as of January 1, 1993. The pro forma information is based upon the historical consolidated financial statements of Peoples First and First Kentucky giving effect to the acquisition under the assumptions and adjustments set forth in the accompanying notes to the pro forma combined condensed financial statements.

These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined condensed financial statements should be read in conjunction with the annual report on Form 10-K filed by Peoples First with the Securities and Exchange Commission for the year ended December 31, 1993.



























                                                                             32






PRO FORMA COMBINED CONDENSED BALANCE SHEET (unaudited)
Peoples First Corporation and Subsidiaries /
  First Kentucky Bancorp, Inc. and Subsidiary
(in thousands)

                                              Peoples        First   Historical      Adjust-                 Pro forma
December 31, 1993                               First     Kentucky     Combined        ments                  Combined
______________________________________________________________________________________________________________________
ASSETS
Cash and due from banks                       $27,272       $9,150      $36,422                                $36,422
Federal funds sold                              2,100            0        2,100                                  2,100
Securities held for sale                       42,934       23,661       66,595                                 66,595
Investment securities                         182,279       64,160      246,439                                246,439
Loans                                         557,232       78,327      635,559                                635,559
Allowance for loan losses                      (9,058)        (778)      (9,836)                                (9,836)
                                              -------      -------    ---------                              ---------
Loans, net                                    548,174       77,549      625,723                                625,723
Excess of cost over net assets
  of purchased subsidiaries                    10,907            0       10,907                                 10,907
Premises and equipment                         12,124        1,866       13,990                                 13,990
Other assets                                   11,791        1,410       13,201                                 13,201
                                              -------      -------    ---------      -------                 ---------
                                             $837,581     $177,796   $1,015,377           $0                $1,015,377
                                              =======      =======    =========      =======                 =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand deposits                             $70,720       $2,543      $73,263                                $73,263
  Interest-bearing transaction accounts       182,225       27,305      209,530                                209,530
  Saving deposits                              64,996       28,322       93,318                                 93,318
  Time deposits                               394,217      102,667      496,884                                496,884
                                              -------      -------    ---------                              ---------
                                              712,158      160,837      872,995                                872,995
Repurchase agreements                          19,705            0       19,705                                 19,705
Federal funds purchased                        12,600        1,000       13,600                                 13,600
Notes payable                                   9,589          158        9,747                                  9,747
Other liabilities                               5,728        1,491        7,219          158 (1e)                7,377
                                              -------      -------    ---------                              ---------
     Total liabilities                        759,780      163,486      923,266                                923,424

Stockholders' Equity
  Common stock                                  4,813            4        4,817          723 (1c)                5,540
  Surplus                                      27,903        3,670       31,573         (723)(1d)               30,850
  Retained earnings                            44,918       10,040       54,958         (158)(1e)               54,800
  Unrealized appreciation of securities
   held for sale, net of deferred tax             167          754          921                                    921
  Debt on ESOP shares                               0         (158)        (158)                                  (158)
                                              -------      -------    ---------      -------                 ---------
                                               77,801       14,310       92,111         (158)                   91,953
                                              -------      -------    ---------      -------                 ---------
                                             $837,581     $177,796   $1,015,377           $0                $1,015,377
                                              =======      =======    =========      =======                 =========

See accompanying notes to pro forma combined condensed financial statements.
                                                                             33



PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries /
  First Kentucky Bancorp, Inc. and Subsidiary
(in thousands except per share amounts)

                                              Peoples        First   Historical      Adjust-                 Pro forma
For the year ended December 31, 1993            First     Kentucky     Combined        ments                  Combined
______________________________________________________________________________________________________________________
Interest Income
Interest on Federal funds sold                   $104           $0         $104                                   $104
Taxable interest on securities                 10,969        5,472       16,441                                 16,441
Nontaxable interest on securities               3,925           31        3,956                                  3,956
Interest and fees on loans                     44,164        6,402       50,566                                 50,566
                                               ------       ------       ------                                 ------
                                               59,162       11,905       71,067                                 71,067
Interest Expense                               26,869        6,349       33,218                                 33,218
                                               ------       ------       ------                                 ------
Net Interest Income                            32,293        5,556       37,849                                 37,849
Provision for Loan Losses                       2,107          122        2,229                                  2,229
                                               ------       ------       ------                                 ------
Net Interest Income after
  Provision for loan losses                    30,186        5,434       35,620                                 35,620

Noninterest income                              5,293          362        5,655                                  5,655
Noninterest expense                            22,509        3,313       25,822                                 25,822
                                               ------       ------       ------                                 ------
Income Before Income Tax Expense               12,970        2,483       15,453                                 15,453
Income Tax Expense                              3,436          823        4,259                                  4,259
                                               ------       ------       ------                                 ------
Net Income                                     $9,534       $1,660      $11,194           $0                   $11,194
                                               ======       ======       ======       ======                    ======


Weighted Average Common Shares and
Common Stock Equivalents Outstanding            6,408                                                            7,338

Net Income per Common Share                     $1.49                                                            $1.53














See accompanying notes to pro forma combined condensed financial statements.




NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (unaudited) Peoples First Corporation and Subsidiaries /
  First Kentucky Bancorp, Inc. and Subsidiary



Transaction
Peoples First acquired First Kentucky as outlined in the Merger Agreement. The Merger Agreement provided that Peoples First obtained 100% ownership of the outstanding stock of First Kentucky for 930,000 shares of Peoples First Common Stock.

Assumptions
1. The pro forma combined condensed balance sheet of Peoples First and First Kentucky as of December 31, 1993 has been prepared with the following assumptions:

    a.  The Merger occurred on December 31, 1993.

    b. The pooling-of-interest method of accounting was used to account for the business combination and, accordingly, the recorded assets and liabilities of First Kentucky are carried forward to the combined entity at their recorded amounts.

    c. Pro forma adjustment to record Peoples First's issuance of 930,000 shares of Peoples First Common Stock at a stated value of $0.7812 per share.

    d. Pro forma adjustment to record the excess of First Kentucky's total stockholders' equity over the total of the stated value of the Peoples First stock issued and First Kentucky's retained earnings.

    e. Pro forma adjustment to record First Kentucky's deferred income taxes payable pursuant to Financial Standard No. 109 (FAS 109). Peoples First adopted the provisions of FAS 109 effective on Janauary 1, 1992, changing the method of accounting for income taxes on a prospective basis. To conform to the accounting principles used for income taxes by Peoples First, First Kentucky's cumulative adjustment would have been $158,000 for 1992 to adopt FAS 109.

2. The pro forma combined condensed statements of income presented herein have been prepared in accordance with the following financial assumptions:

    a.  The Merger was consummated at the beginning of the year presented.

    b. The pooling-of-interest method of accounting was used for the business combination.

    c. No pro forma adjustments to the historical combined statements of income are necessary to reflect the Merger. The reported income of Peoples First and First Kentucky for prior periods was combined and stated as income of the combined entity.

                                                                             35






SIGNATURE
_______________________________________________________________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 24, 1994.

                                        PEOPLES FIRST CORPORATION


                                        By: /s/ Allan B. Kleet
                                        Allan B. Kleet
                                        Principal Financial Officer








































                                                                             36






INDEX TO EXHIBITS                                                          Page
_______________________________________________________________________________

(23.1)  Consent of Whelan, Doerr, Pike & Pawley, PSC                         38
















































                                                                             37